Exhibit 10.1 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. [***] = Indicates confidential information omitted from the exhibit. EXCLUSIVE SUBLICENSE AGREEMENT This Exclusive Sublicense Agreement (together with its Appendices, the “Agreement”) is effective as of April 2, 2020 (“Effective Date”) BACH BIOSCIENCES, LLC, a limited liability corporation with a principal place of business at 75 Cambridge Parkway, E609, Cambridge, MA 02142, USA (“BACH”) and POINT BIOPHARMA INC., a company organized under the laws of the state of Delaware, USA with a principal place of business at 511 South Orange Avenue, No. 2093, Newark, New Jersey, 07103, USA (“POINT”). SECTION 1 BACKGROUND 1.1 BACH holds rights in certain intellectual property licensed to BACH by TRUSTEES OF TUFTS COLLEGE a/k/a TUFTS UNIVERSITY (“Tufts”) pursuant to an Exclusive License Agreement dated [***] (the “Tufts License”). POINT wishes to obtain and BACH wishes to grant an exclusive sublicense under the Tufts License to develop and market products based thereon. In consideration of these premises and the mutual promises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree to the terms and conditions set forth in this Agreement. SECTION 2 DEFINITIONS Unless this Agreement expressly provides otherwise, the following terms, whether used in the singular or plural, will have the meanings set forth below: 2.1 “Affiliate” means any person, corporation, company, partnership, joint venture, firm or other entity which controls is controlled by or is under common control with a Party. For purposes of this Section 2.1, “control” will mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the stock or shares entitled to vote for the election of directors, or even if having less than 50% direct or indirect ownership the Party nevertheless controls the Board of Directors, and (b) in the case of non- corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities. 2.2 “BACH Deliverables” will have the meaning provided in the Sponsored Research Plan. 2.3 “BACH Patent Rights” refers to patents and patent applications listed on Exhibit A, and any United States and foreign patents issuing thereon and any continuing applications, divisions, continuation-in-part applications (CIPs), and any foreign patent application or equivalent corresponding thereto and any Letters patent or equivalent thereof issuing thereon or reissue, reexamination, supplementary protection certificate or extension thereof.

2 [***] = Indicates confidential information omitted from the exhibit. 2.4 “Calendar Quarter” means each three (3) month calendar period ending March 31st, June 30th, September 30th and December 31st. 2.5 “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31. 2.6 “Challenge” means any challenge to the validity or enforceability of any Licensed Patents including, without limitation, by (a) filing a declaratory judgment action in which any Licensed Patents is alleged to be invalid or unenforceable; (b) citing prior art, filing a request for re-examination of any Licensed Patents or provoking or becoming party to an interference with an application for any Licensed Patents, all in accordance with US patent law; or (c) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against any Licensed Patents in any country. 2.7 “Commercialization Option” means the option granted by BACH to POINT in accordance with Section 3.1 upon which exercise POINT is granted the worldwide royalty bearing exclusive license to the Licensed Patents, Licensed Know-How and Licensed Materials for the Field. 2.8 “Commercially Reasonable Efforts” means exerting such efforts and employing such resources on a consistent basis throughout the Term as would normally be exerted or employed by an entity having similar resources to POINT with respect to products that are similar to the Licensed Products (including by having similar market potential, profit potential and strategic value, being at a similar stage of its product life), taking into account, without limitation, issues of safety and efficacy, product profile, intellectual property situation, pricing and reimbursement, the competitiveness of the relevant marketplace, the issuance of Licensed Patents, intellectual property and development positions of third parties impacting on freedom-to-operate, the applicable regulatory situation, the commercial viability of the Licensed Product and other relevant development and commercialization factors based upon then-prevailing conditions, but excluding from consideration any financial obligations of POINT to BACH under this Agreement. 2.9 “Confidential Information” means all non-public scientific, technical, financial or business information which is disclosed by one Party to the other Party. Confidential Information of a disclosing Party may include third party information. Confidential Information that is developed jointly by the Parties shall be “Confidential Information” of both of the Parties. 2.10 “Controlled” (or “Controls”) means with respect to any intellectual property or other data, information or materials, possession of the ability by a Party or its Affiliate(s) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such intellectual property or other data, information or materials on the relevant terms provided herein. 2.11 “Collaboration Activities” means the activities to be undertaken by each of the Parties as detailed in the Sponsored Research Agreement and any Work Plan(s) as defined in the Sponsored Research Agreement; 2.12 “Collaboration Patent Rights” refers to patent and patent applications arising from inventions made by employees, consultants and contractors of the Parties or by employees of Tufts

3 [***] = Indicates confidential information omitted from the exhibit. and subject to Tufts License, which inventions were made in the course of performance under the terms of the Agreement; and will include any United States and foreign patents issuing thereon and any continuing applications, divisions, continuation-in-part applications (CIPs), and any foreign patent application or equivalent corresponding thereto and any Letters patent or equivalent thereof issuing thereon or reissue, reexamination, supplementary protection certificate or extension thereof. Ownership of Collaboration Patent Rights shall follow inventorship. 2.13 “Exclusive” means that, subject to Sections 3.5, 3.7 and 3.8, BACH will not grant licenses to any third party under the Licensed Patents in the Field and in the Territory. 2.14 “FAP-Targeted Radiopharmaceutical” means a Radiopharmaceutical (defined below) including a FAP inhibitory moiety which binds to and forms an active site conjugate with Fibroblast Activation Protein (“FAP”). 2.15 “Field” means all uses of FAP-Targeted Radiopharmaceuticals, including therapeutic, prophylactic, diagnostics and prognostics uses. 2.16 “FTE” means, with respect to a person, the equivalent of the work of one (1) employee full time for one year (consisting of at least 1,800 working hours per year, with no further reductions for vacations and holidays). Overtime, and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. 2.17 “FTE Costs” for a given period means the FTE Rate multiplied by the total FTEs (proportionately, on a per-FTE basis) directly engaged, in the particular period, in the performance of activities pursuant to the Sponsored Research Agreement; 2.18 “FTE Rate” shall have the meaning given in the Sponsored Research Agreement. 2.19 “Infringement” has the meaning set forth in Section 7.1. 2.20 “Infringement Notice” has the meaning set forth in Section 7.1. 2.21 “Licensed Know-How” means any Confidential Information, data, process, method, protocol, investigational new drug application, publication, and/or manuscript for publication, Controlled by BACH, relating to an invention disclosed, taught or claimed in the patents or patent applications that fall within the Licensed Patents or useful in the research, development and commercialization of a Licensed Product or Licensed Process. 2.22 “Licensed Materials” means proprietary materials (such as drug agents, reagents, cell lines) Controlled by BACH, that relate to the Licensed Patents, Licensed Know-How and/or research, development and commercialization of Licensed Products or Licensed Processes and which BACH transfers to POINT, its Affiliates or Sublicensees for the purposes of research, development and commercialization of Licensed Products or Licensed Processes. 2.23 “Licensed Patents” means the BACH Patent Rights and the Collaboration Patent Rights.

4 [***] = Indicates confidential information omitted from the exhibit. 2.24 “Licensed Process” means any process and/or method covered by a Valid Claim of a Licensed Patent. 2.25 “Licensed Product” means a product (such as a composition) covered by a Valid Claim of a Licensed Patent. 2.26 “Major Market” means [***]. 2.27 “Net Sales” means the gross amounts actually received by POINT or its Affiliates for sales of the Licensed Product or Licensed Process less the following items to the extent that they are paid or actually allowed and/or are shown on the relevant invoice: quantity, trade or cash discounts actually granted for Licensed Product or Licensed Process; amounts repaid or credited and allowances including cash, credit or free goods allowances, given by reason of chargebacks, retroactive price reductions or billing errors and rebates (including government-mandated rebates) for Licensed Product or Licensed Process; amounts refunded or credited for Licensed Product or Licensed Process which was rejected, spoiled, damaged, outdated or returned; freight, shipment and insurance costs incurred transporting the Licensed Product or providing the Licensed Process to a third party purchaser; and taxes, tariffs, customs duties and surcharges and other governmental charges incurred in connection with the sale, exportation or importation of Licensed Product or Licensed Process. If Licensed Product or Licensed Process is in the form of a combination product including a radioisotope and is sold together for a single price, then POINT or its Affiliates may also deduct from Net Sales the actual out-of- pocket expense incurred in obtaining the radioisotope and incorporating the radioisotope into the Licensed Product (pro rata by the number of units in which the radioisotope is incorporated and sold). In the absence of separate reimbursement for infusion services, then POINT or its Affiliates may also deduct from Net Sales the actual out-of-pocket expense incurred in obtaining infusion services to administer the License Product or carry out the Licensed Process in the clinic. 2.28 “Option Exercise Fee” has the meaning given in Section 5.2. 2.29 “Option Period” means the later date to occur of (a) [***] months after completion of the BACH Deliverables under the Sponsored Research Plan (defined below) or (b) [***] months from Effective Date.

5 [***] = Indicates confidential information omitted from the exhibit. 2.30 “Patent Expenses” means all costs and expenses (including legal and other professional fees, Goods and Services Tax, other applicable taxes, and stamp duties) in relation to the preparation, filing, prosecution and maintenance of the Licensed Patents. 2.31 “Sublicense Income” means any and all payments received from a Sublicensee by POINT and its Affiliates, in consideration of the grant of a Sublicense, including but not limited to upfront and milestone payments, license maintenance fees, royalty payments and the fair market value of any non-cash consideration, but excluding (a) Research Support Payments (as defined below); (b) reimbursements for customary patent expenses with respect to Licensed Patents; and (c) payments made by a Sublicensee in consideration for the issuance of equity or debt securities of POINT that do not exceed the Fair Market Value of such equity. 2.32 “Party” means POINT or BACH; “Parties” means POINT and BACH. 2.33 “Phase II Clinical Trial” means a clinical trial generally consistent with 21 CFR §312.21(b), or its foreign equivalent, that is required for receipt of regulatory approval of a Licensed Product or Licensed Process and which is conducted to evaluate the effectiveness and the appropriate dose range of a Licensed Product or Licensed Process for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks. 2.34 “Phase III Clinical Trial” means a pivotal human clinical trial in any country the results of which could be used to establish safety and effectiveness of a Licensed Product or Licensed Process as a basis for a NDA (or a BLA, as applicable) or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent. 2.35 “Radiopharmaceutical” means a pharmaceutical agent containing radioactive isotopes for use in human or veterinary subjects. 2.36 “Research Support Payments” mean payments made to POINT by a Sublicensee to fund, at cost, the expenses of bona fide research and development activities with respect to Licensed Products or Licensed Processes and only to the extent such costs are incurred after the effective date of such Sublicense pursuant to a written research and development plan and budget both as mutually agreed between POINT and such Sublicensee. 2.37 “Results” means all protocols, data, information and/or materials obtained, identified, developed, generated, created, conceived and/or reduced to practice by or on behalf of either or both Parties in the course of performance of activities under this Agreement. 2.38 “Right of First Negotiation” has the meaning given in Section 3.10. 2.39 “ROFN Maintenance Payment” has the meaning given Section 3.10(b). 2.40 “Royalty Term” means the later of the expiration of the last to expire Valid Claim covering a Licensed Product or ten (10) years after the first commercial sale of the Licensed Product.

6 [***] = Indicates confidential information omitted from the exhibit. 2.41 “Sponsored Research Agreement” refers to the agreement attached hereto as Exhibit C, along with any additional written research and development plans, expected FTE hours with projected FTE Costs, cost of materials and reagents and other such budget items as both Parties may mutually agree in writing that BACH shall conduct. 2.42 “SRA Payment” shall mean a payment made by POINT to BACH to fund research and development activities at BACH and/or at TUFTS in accordance with a Sponsored Research Agreement. 2.43 “Sublicense” means: (a) any right granted, license given or agreement entered into by POINT or a POINT Affiliate to or with any other person or entity, under or with respect to or permitting any use of any of the Licensed Patents, or otherwise granting rights to such person or entity under the rights granted to POINT under Section 3.1 of this Agreement; (b) any option or other right granted by POINT or a POINT Affiliate to any other person or entity to negotiate for or receive any of the rights described under clause (a); or (c) any nonsuit obligation undertaken by POINT or a POINT Affiliate toward any other person or entity with respect to the Licensed Patents. 2.44 “Sublicensee” means a third party that is not an Affiliate of POINT and to which POINT or a POINT Affiliate has granted a Sublicense pursuant to Section 3.6. Without limiting the generality of the foregoing, a Sublicensee will be deemed to include any third party that is granted a Sublicense hereunder by POINT or a POINT Affiliate pursuant to the terms of the outcome or settlement of any infringement or threatened infringement action. For avoidance of doubt, an Affiliate who has been granted a Sublicense and subsequently no longer qualifies as an Affiliate hereunder shall thereupon be a Sublicensee for purposes of this Agreement. 2.45 “Territory” means worldwide. 2.46 “True Up Event” refers to a credit or payment adjustment made to a currently due SRA Payment in the event the actual costs incurred by BACH in carrying out its activities under the Sponsored Research Agreement for a previously paid SRA Payment were more or less than the SRA Payment made for the quarter in which the activities were carried out. 2.47 “Valid Claim” means (a) for the first [***] years from the Effective Date, any claim in a pending patent application included within Licensed Patents, or (b) any claim in any issued patent included within Licensed Patents, which, in either case, has not been withdrawn, cancelled or disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision. SECTION 3 OPTION EXERCISE AND LICENSE GRANTS 3.1 Exclusive Commercialization Option: During the Option Period, POINT shall have the exclusive right to evaluate FAP-Targeted Radiopharmaceuticals for the purpose of determining whether or not to exercise the Commercialization Option. 3.2 Maintenance of Commercialization Option: Within [***] days after the Effective Date, the Parties will finalize the initial Work Plan and the for Sponsored Research Agreement, which will then be attached as Exhibit C. In order to maintain the Commercialization Option for

7 [***] = Indicates confidential information omitted from the exhibit. the duration of the Option Period or until which time as POINT exercises the Commercialization Option, POINT agrees upon finalization of the initial Work Plan of the Sponsored Research Agreement to make regular quarterly SRA Payments to BACH under the Sponsored Research Agreement, which payments are no less than $[***] per quarter, to commence on the first day of the first quarter after finalization of the initial Work Plan. Failure to make the minimum required SRA Payment for a given quarter, unless the consequence of a True Up Event or by written consent from BACH and fails to cure such non-payment within [***] days from the date of written notice thereof by BACH, will result in the immediate end to the Commercialization Option and, at BACH’s election, termination of this Agreement. 3.3 Evaluation License: For the term of the Option Period, solely for the purpose of POINT’s evaluation of FAP-Targeted Radiopharmaceuticals, BACH grants POINT a exclusive, revocable, royalty free, non-assignable, non-transferrable license, with the limited right to sub- license to subcontractors only in furtherance of the permitted evaluation, to the License Patents, Licensed Know-How and Licensed Materials for the evaluation of FAP-Targeted Radiopharmaceuticals. 3.4 Option Exercise: In order to effectively exercise the Commercialization Option, POINT must within the Option Period provide BACH with written notice of exercise of the Commercialization Option along with payment of the Option Exercise Fee; the Commercialization Option being deemed exercised only upon actual receipt of both by BACH. 3.5 Commercialization License. Subject to the terms and conditions of this Agreement, upon timely and effective exercise of the Commercialization Option, BACH grants to POINT and its Affiliates an exclusive, royalty bearing license (or sublicense under the Tufts License as the case may be) in the Licensed Patents, Licensed Know-How and Licensed Materials to research, develop, use, make, have made, import or have imported, export or have exported, offer for sale or have offered for sale, and/or sell or have sold Licensed Products in the Field and in the Territory and to provide Licensed Processes in the Field and in the Territory. (a) The foregoing Commercialization License includes the right to grant additional Sublicenses through multiple tiers subject to the terms set forth in Section 3.6 below. (b) If the Commercialization License granted in this Section 3.5 is to be exercised by Affiliates of POINT, then POINT shall provide written notice thereof to BACH accompanied by a written statement executed by an authorized representative of each such Affiliate indicating its agreement to be bound by the terms and conditions of this Agreement; provided, however, that any act or omission taken or made by an Affiliate of POINT under this Agreement will be deemed an act or omission by POINT under this Agreement. 3.6 Sublicenses. POINT and its Affiliates and Sublicensees may grant further Sublicenses hereunder; provided, that: (a) all Sublicenses are subject to and consistent with the terms and conditions of this Agreement; (b) no Sublicense shall relieve POINT of any of its obligations hereunder, and POINT shall be responsible for the acts or omissions of its Sublicensees and for the compliance

8 [***] = Indicates confidential information omitted from the exhibit. by its Sublicensees with their obligations under the Sublicense, including the obligations set forth in Section 3.6(c), and POINT or an Affiliate shall take all steps necessary to enforce such compliance; and (c) POINT furnishes to BACH a true and complete copy of each executed Sublicense and each amendment thereto, within [***] days after the Sublicense or amendment has been executed. 3.7 Retained Rights. POINT acknowledges and agrees that pursuant to the Tufts License, Tufts retains the right (a) to practice and use the subject matter covered by Licensed Patents and Licensed Know-How and (b) to distribute materials related to the Licensed Patents and Licensed Know-How to other universities, academic institutions and non-profit research organizations, in either case, solely for academic non-commercial research, clinical, educational and compassionate use purposes. However, BACH will take all reasonable steps necessary to prevent the use of any retained rights by Tufts from being used to the detriment of POINT and the commercialization license and purposes of this Agreement. Furthermore, the above- notwithstanding, nothing in this Agreement grants BACH nor Tufts a license to POINT’s intellectual property rights, including its own patents, to distribute materials even to other universities, academic institutions and non-profit research organizations. 3.8 Government Rights. In accordance with Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. §§ 200-212, and 37 CFR Part 401, (a) the United States government retains certain rights to inventions arising from federally supported research or development; (b) the United States government may impose requirements on such inventions; and (c) products embodying inventions subject to these laws and regulations sold in the United States must be substantially manufactured in the United States, in each case (clauses (a) – (b)) subject to waivers or exceptions as provided in such statutes. In connection therewith, POINT (a) acknowledges that the rights granted to Licensed Patents in this Agreement are expressly made subject to such laws and regulations as they may be amended from time to time and (b) agrees to abide by all such laws and regulations to the extent applicable. 3.9 Marking. POINT will mark, and will cause its Affiliates and Sublicensees to mark, all Licensed Products (or their packaging, containers or labels) with the word “patent” and the issued patent number or “patent pending” or “patent applied for,” as the case may be, as required to enable the Licensed Patents to be enforced to their full extent in any country where the Licensed Products are made, used or sold. 3.10 Right of First Negotiation. During the Term of this Agreement, subject to the terms and conditions below, BACH grants to POINT a Right of First Negotiation (“ROFN”) to [***] owned or controlled by BACH. Accordingly, before entering into any transaction pertaining to a [***] (a “[***] Transaction”) with any third party, BACH shall first notify POINT in writing of the [***] Transaction, which notice shall include sufficient written detail of the proposed [***] as available to BACH and reasonably necessary for POINT to make a determination of whether to exercise the ROFN. POINT shall have [***] days from the receipt of such notice to provide BACH with written notice that it desires to enter into good faith negotiations with BACH regarding the [***] Transaction. If POINT does not provide written notice that it is exercising its ROFN within such [***] day period, then BACH shall have no further obligation with respect to the ROFN and

9 [***] = Indicates confidential information omitted from the exhibit. shall be free to negotiate and enter into a [***] Transaction with any third party provided that such [***] Transaction does not undermine or alter the terms and conditions of this Agreement or any option exercised hereunder. If POINT properly exercises the ROFN as described above, then the Parties shall negotiate exclusively, reasonably and in good faith concerning the terms of a [***] Transaction for a period of [***] days. If the Parties using Commercially Reasonable Efforts do not execute and deliver an agreement with respect to the [***] Transaction within such [***] day period, then BACH shall be free to negotiate and enter into any transaction for the [***] Transaction with any third party; provided that if such third party transaction is, when taken as a whole, materially and substantially less favorable to BACH than the terms last offered to BACH by POINT, then BACH will provide written notice describing and offering POINT such transaction for the [***] for a period of [***] days (after POINT’s receipt of such notice) before entering such transaction with a third party. If POINT elects to pursue such [***] Transaction, it shall deliver written notice to BACH within such [***]-day period, and the Parties will proceed to negotiate and finalize definitive agreements. SECTION 4 DILIGENCE 4.1 Requirements. As an inducement to BACH to enter into this Agreement, POINT agrees to use, and agrees to cause its Affiliates or Sublicensees to undertake to use Commercially Reasonable Efforts to proceed with the development, manufacture, and sale of Licensed Products in the Field and the Territory. 4.2 Reports. No later than [***] days after each anniversary of the Effective Date, POINT will provide to BACH a written annual progress report in the form attached as Exhibit B regarding the progress of POINT on research and development, regulatory approval, manufacturing, sublicensing, marketing and sale of Licensed Products during the preceding twelve (12) month period and plans for the forthcoming year. Each annual progress report will contain a sufficient level of detail for BACH to assess whether POINT is in compliance with its obligations under Section 4.1. Any such reports will be treated as Confidential Information of POINT. SECTION 5 FEES, MILESTONES, ROYALTIES AND REPORTS 5.1 Agreement Execution Fee. In partial consideration for the exclusive Commercialization Option granted by BACH to POINT, within [***] days from the Effective Date, POINT shall pay BACH an upfront fee of six hundred thousand dollars ($600,000), which shall be credited toward the Option Exercise Fee in the event POINT elects to exercise the Commercialization Option. 5.2 Option Exercise Fee. In partial consideration for the exclusive license to be granted to POINT upon its exercise of the Commercialization Option, the Option Exercise Fee to be paid to BACH is Five Million dollars ($5,000,000), less (i) the amount of the Agreement Execution Fee, and (ii) the amounts of any Sponsored Research Payments made up to the date of POINT’s exercise of the Commercialization Option.

10 [***] = Indicates confidential information omitted from the exhibit. 5.3 Sublicense Income. In the event that, pursuant to Section 3.6 of this Agreement, POINT or an Affiliate grants a Sublicense, POINT agrees to pay BACH a percentage of any and all Sublicense Income received by POINT or an Affiliate from any and all Sublicensees or licenses. Such payments shall be made within [***] days after the end of each Calendar Quarter during the Term during which POINT or an Affiliate receives any Sublicense Income. The amount payable shall be equal to a percentage of the Sublicense Income received during the relevant Calendar Quarter as follows: Royalty-Related Sublicense Income from Sublicenses entered into prior to [***] [***]% shall be payable to BACH Royalty-Related Sublicense Income from Sublicenses entered into after [***] but before [***] [***]% shall be payable to BACH Royalty-Related Sublicense Income from Sublicenses entered into after [***] [***]% shall be payable to BACH 5.4 Milestone Payments. Upon achievement of each milestone event set forth below by POINT or an Affiliate, POINT will make the payments set forth below to BACH within [***] days of the occurrence of each such event: Milestone Event Payment [***] US$[***] ([***] US Dollars) [***] US$[***] ([***] US Dollars) [***] US$[***] ([***] US Dollars) First Year Global Sales of Licensed Product(s) exceed US$[***] US$[***] ([***] US Dollars) First Year Global Sales of Licensed Product(s) exceed US$[***] US$[***] ([***] US Dollars) First Year Global Sales of Licensed Product(s) exceed US$[***] US$[***] ([***] US Dollars) 5.5 Royalties. During the Royalty Term, POINT shall pay BACH royalties of [***]% of Net Sales of each Licensed Product or Licensed Process covered by a Valid Claim, which royalty shall be reduced to [***]% of Net Sales in the absence of a Valid Claim. 5.6 Royalty Payment Offsets. Except for the cost described in 2.27 (vi) which are deducted from the Net Sales calculation as defined above, in the event that POINT or its Affiliates,

11 [***] = Indicates confidential information omitted from the exhibit. in order to exploit the license granted to it under this Agreement in any country, actually makes earned royalty payments on Net Sales of a Licensed Product or Licensed Process to one or more third parties (“Third Party Payments”) as consideration for a license to any patents which would necessarily be infringed by the manufacture, use, sale or importation of such Licensed Product or practice of such Licensed Process in or into such country, then POINT shall have the right, on a country-by-country basis, to reduce the royalty payments otherwise due to BACH pursuant to Section 5.5 for such Licensed Product by [***] percent ([***]%) of such Third Party Payments; provided, however, that in no event will the royalties due to BACH for any Licensed Product in any country be reduced to less than [***] percent ([***]%) of the royalties otherwise payable pursuant to Section 5.5. 5.7 Reports and Payment. (a) Sublicense Income. Within [***] days of the end of each Calendar Quarter during the term of this Agreement following the execution by POINT of each Sublicense agreement, POINT will deliver to BACH (i) a written report showing the Sublicense Income received from any such Sublicensees, if any, its computation of Sublicense Income due under this Agreement and the amounts of any permissible deductions and (ii) the full amount of the Sublicense Income shown to be due under this Agreement for such Calendar Quarter. (b) Royalty Payments. POINT will report to BACH the date of the first commercial sale of each Licensed Product within [***] days of occurrence. During the term of this Agreement, commencing with the Calendar Quarter in which the First Commercial Sale of a Licensed Product or Licensed Process occurs, within [***] days after the end of each Calendar Quarter, POINT will deliver to BACH (i) a written report showing its computation of royalties due under this Agreement for such Calendar Quarter on a country-by-country and product-by-product basis, including an accounting of deductions taken from the calculation of Net Sales and (ii) payment of the royalties shown to be due under this Agreement for such Calendar Quarter. All Sublicense Income, royalty and other payments due hereunder will be payable in United States Dollars, by check or wire transfer, and will be deemed received when funds are credited to BACH’s bank account in accordance with instructions to be provided by BACH promptly following the Effective Date. Late payments will be subject to a charge of [***] percent ([***]%) per month, or the maximum rate of interest that can be charged under applicable law. Payments hereunder will be made in United States Dollars. With respect to payments based on amounts received by POINT in a currency other than United States Dollars, the sales and royalties and/or other payments payable will be expressed in their United States Dollar equivalent calculated using the applicable conversion rates for buying United States Dollars published by The Wall Street Journal on the last business day of the

12 [***] = Indicates confidential information omitted from the exhibit. Calendar Quarter to which the royalty report relates and the report shall further disclose the exchange rate at which a conversion was calculated. All reports provided by POINT under this Section 5.7 shall be certified by an executive officer of POINT as being, true, correct and complete to the knowledge of such officer on the date provided. 5.8 Taxes. Any tax required to be withheld under the laws of any jurisdiction on royalties or other amounts payable to BACH by POINT under this Agreement will be promptly paid by POINT (out of the amounts payable to BACH) for and on behalf of BACH to the appropriate governmental authority, and POINT will furnish BACH with sufficient proof of payment of the tax together with official or other appropriate evidence issued by the competent governmental authority. POINT and BACH will use reasonable and legal efforts to reduce taxes on payments to be made to BACH and will cooperate with one another in claiming exemption from non-U.S. withholding and deductions under any agreement or treaty that may be in effect. 5.9 Records. POINT will keep, and will require all Affiliates and Sublicensees to keep, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the amounts due under this Agreement and any permitted deductions thereto and such records will be maintained for no less than [***] years after the year in which the related payment is due under this Agreement. During the term of this Agreement and for a period of [***] years following its termination or expiration, BACH will have the right from time to time (not to exceed once during each calendar year) to have an independent certified public accountant inspect such books and records of POINT, its Affiliate and Sublicensees. Any such independent certified accountant will be reasonably acceptable to POINT, will execute a standard form of confidentiality agreement with POINT, and will only be permitted to share with BACH (as applicable) its findings with respect to the accuracy of the royalties and Sublicense Income (including any deductions thereto) reported as payable under this Agreement. Such examination will be solely limited to the revenue and will be at the expense of BACH (as applicable), except that if such examination shows an underreporting or underpayment in excess of [***] percent ([***]%) for any [***] consecutive Calendar Quarters, POINT will pay the cost of such examination as well as any additional sum that would have been payable to BACH (as applicable) had POINT, its Affiliate or Sublicensee reported correctly, plus interest on said sum at the rate of [***] percent ([***]%) per month, or the maximum rate of interest that can be charged under applicable law, starting with the month on which such payment should have been made. SECTION 6 PATENT FILINGS AND MAINTENANCE 6.1 Patent Prosecution Fees. From the Effective Date, POINT shall be responsible for all Patent Expenses. To the extent BACH incurs any Patent Expenses, including Patent Expenses billed to BACH under the Tufts License, POINT will reimburse within [***] days of the receipt of an invoice for such Patent Expenses incurred by BACH during the term of this Agreement. BACH shall seek prior approval from POINT prior to incurring Patent Expenses. All Patent Expenses paid by POINT shall be creditable towards future Royalty or Sublicense Income payments otherwise due to BACH.

13 [***] = Indicates confidential information omitted from the exhibit. 6.2 Patent Filings. As between Tufts and BACH and pertaining to Tufts’ interest in Licensed Patents, under the terms of the Tufts License Tufts is responsible, in consultation with BACH, for the preparation, filing, prosecution, and maintenance of those patent applications and patents of the Licensed Patents for which Tufts is an owner. BACH shall diligently and in a timely manner seek input from POINT on prosecution decisions and facilitate conveying POINT’s recommendations to Tufts concerning the Licensed Patents. For the avoidance of doubt, for Patent Rights in which POINT is a co-owner, POINT shall be responsible for its own prosecution and maintenance decisions and interactions with Tufts related thereto. Tufts will not, without prior written notice to BACH, abandon any patent application or patent within the Licensed Patents. In the event Tufts, in its sole discretion, determines not to prepare, file, prosecute or maintain any patent application or patent within the Licensed Patents in any country in the Territory, BACH will promptly notify POINT thereof, and, if so requested by POINT, POINT will have the right, at its own expense, to prepare, file, prosecute and maintain any such patent application or patent in such country in the name of Tufts, subject to Section 6.3 below. If POINT fails to assume control of preparation, filing, prosecution and maintenance of such patent application or patent in the Licensed Patents or, if POINT otherwise elects to surrender any patent application or patent in the Licensed Patents in any country in the Territory upon [***] days prior written notice to BACH, each of Tufts and BACH shall be relieved of its obligations regarding such surrendered patent application or patent under Section 6.3 below and POINT shall be relieved of the obligation to reimburse BACH for future patent expenses with respect to such surrendered patent application or patent; provided, that, POINT shall continue to have the obligation to reimburse BACH for patent expenses incurred in connection with that patent application or patent prior to the expiration of the [***] day notice. For purposes of clarity, in the event POINT elects to surrender or abandon any patent application or patent in the Licensed Patents, such application or patent will be excluded from the definition of the Licensed Patents. 6.3 Patent Cooperation. Each Party will provide the other Party with copies of all substantive communications from all patent offices regarding the Licensed Patents, the filing or maintenance of which such Party is responsible pursuant to Section 6.2 above, promptly after the receipt thereof. Each Party will provide the other Party with copies of all proposed substantive communications to such patent offices regarding the Licensed Patents, the filing or maintenance of which such Party is responsible pursuant to Section 6.2 above, in sufficient time before the due date in order to enable the other Party an opportunity to comment on the content thereof. BACH shall provide POINT with copies of all third party invoices relating to patent filings and give POINT at least [***] days in which to provide a notification to BACH of any disputed fees or charges (including the basis for the dispute) prior to BACH paying the invoice; BACH will use reasonable efforts to work with third parties to address any disputed fees or charges as requested in the notification from POINT. SECTION 7 INFRINGEMENT 7.1 Notice. During the Term of this Agreement, each Party will promptly, and in any event no later than [***] days, report in writing to the other Party any actual or threatened infringement of the Licensed Patents of which it becomes aware (each, an “Infringement”), and will provide the other Party with all available evidence supporting such actual or threatened

14 [***] = Indicates confidential information omitted from the exhibit. Infringement (“Infringement Notice”). The Parties will reasonably cooperate with each other to terminate or settle any such Infringement without litigation. 7.2 Suit Initiation. (a) As between the Parties, POINT will have the first right to commence an action against any Infringement in respect of a Licensed Product anywhere in the world at its own expense, provided POINT gives BACH and Tufts sufficient advance notice of its intent to take such action and the reasons therefore. BACH and Tufts will cooperate with POINT in bringing and pursuing such Infringement action as reasonably requested. POINT will keep BACH and Tufts promptly informed, will regularly consult with BACH and Tufts regarding the status of any such Infringement action and will provide BACH and Tufts with copies of all documents filed in such Infringement action. Each of BACH and Tufts may, at its option and expense, join POINT in such Infringement action. (b) If within [***] days from the date of the Infringement Notice, the alleged Infringement is not terminated or settled and POINT has failed to bring any action against the alleged or actual infringer, then either BACH or Tufts will have the right to bring an action against the alleged or actual infringer at its own expense. POINT will cooperate with BACH or Tufts, as applicable, in bringing and pursuing such Infringement action as reasonably requested by BACH or Tufts, as applicable, and at the expense of BACH or Tufts, as applicable. BACH or Tufts, as applicable, will keep POINT promptly informed, will from time to time consult with POINT regarding the status of any such Infringement action and will provide POINT with copies of all documents filed in, and all written communications relating to, such Infringement action. 7.3 Litigation by POINT. POINT will have the sole and exclusive right to select counsel for any Infringement action referred to in Section 7.2(a) of this Agreement and will, except as provided herein, pay all expenses of the action, including without limitation attorneys’ fees and court costs. If reasonably necessary, BACH or Tufts will join as a party to each Infringement action but will be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the Infringement action. At POINT’s request, BACH and Tufts will offer reasonable assistance to POINT in connection therewith at no charge to POINT except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance excluding legal fees. Each of BACH and Tufts will have the right to participate in any such suit and be represented by its own counsel at its own expense. POINT will not settle any such Infringement action without obtaining the prior written consent of BACH and Tufts, which consent will not be unreasonably withheld. 7.4 Litigation by BACH. As between the Parties, BACH will have the sole and exclusive right to select counsel for any Infringement action referred to in Section 7.2(b) of this Agreement and will, except as provided herein, pay all expenses of the Infringement action, including without limitation attorneys’ fees and court costs. If reasonably necessary, POINT will join as a party to the Infringement action but will be under no obligation to participate except to the extent that such participation is required under this Agreement or as a result of being a named party to the Infringement action. At BACH’s or Tufts’ request, as applicable, POINT will offer reasonable assistance to BACH or Tufts, as applicable, in connection therewith at no charge to BACH or Tufts, as applicable, except for reimbursement of reasonable out-of-pocket expenses

15 [***] = Indicates confidential information omitted from the exhibit. incurred in rendering such assistance excluding legal fees. POINT will have the right to participate in any such suit and be represented by its own counsel at its own expense. Neither BACH nor Tufts will settle any such Infringement action without obtaining the prior written consent of POINT, which consent will not be unreasonably withheld. With respect to the settlement of any Infringement action prosecuted by BACH or Tufts, POINT will, at the request of BACH or Tufts, negotiate in good faith a Sublicense with the allegedly infringing party and will pay over to BACH or Tufts, as applicable, any and all payments (whether or not designated as “royalties”) made by the alleged infringer to POINT until such time as the amount of the unreimbursed litigation expenses of BACH or Tufts, as applicable, including but not limited to reasonable attorneys’ fees have been completely reimbursed; and thereafter will allocate all such payments in accordance with Section 7.5 of this Agreement. 7.5 Recoveries and Reimbursement. Recoveries or reimbursements from Infringement actions commenced by POINT pursuant to Sections 7.2(a) will be distributed as follows: (a) POINT, BACH and Tufts will be reimbursed for their respective litigation expenses, including but not limited to reasonable attorneys’ fees; (b) any recoveries based on POINT’s lost sales shall be treated as Sublicense Income and BACH shall be entitled to receive the payment due hereunder, with POINT entitled to receive the balance of such recoveries that are based on POINT’s lost sales; and (c) any remaining recoveries or reimbursements will be divided equally between BACH and POINT. POINT and BACH agree to negotiate in good faith an appropriate compensation to BACH for any non-cash settlement or non-cash cross-license unless reasonably required by POINT, its Affiliates and/or Sublicensees to develop and commercial a Licensed Product. 7.6 Claimed Infringement. In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, BACH, Tufts or POINT or any of POINT’s Affiliates or Sublicensees, claiming infringement of its patent rights, based upon an assertion or claim arising out of the manufacture, use or sale of Licensed Products or Licenses Processes, the allegedly infringing Party will promptly, and in any event no later than [***] days, notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and all papers served. Each Party agrees to make available to the other Party its advice and counsel regarding the technical merits of any such claim. SECTION 8 CONFIDENTIALITY 8.1 Non-Disclosure and Non-Use. Each receiving Party agrees (a) to maintain in confidence the disclosing Party’s Confidential Information and not to disclose, publish or otherwise communicate such Confidential Information; (b) use the disclosing Party’s Confidential Information, including all those rights granted to POINT by BACH for Licensed Know-How in Section 3.3 above, solely for the purposes set forth in this Agreement and (c) to disclose the disclosing Party’s Confidential Information only on a need to know basis to its Affiliates and Sublicensees or potential Sublicensees, as the case may be, and to their respective employees and consultants, in each case, who are under written obligations of confidentiality to the receiving Party at least as stringent as those set forth herein. Each receiving Party agrees to use the same degree of care in protecting the disclosing Party’s Confidential Information as it uses to protect its own Confidential Information. BACH will use Commercially Reasonable Efforts to ensure that Tufts

16 [***] = Indicates confidential information omitted from the exhibit. holds POINT Confidential Information in confidence. The provisions of this Section 8.1 will not apply to any Confidential Information disclosed hereunder which: (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party, as demonstrated by competent evidence of the receiving Party; (b) either before or after the date of the disclosure to the receiving Party is disclosed to the receiving Party by an independent, unaffiliated third party rightfully in possession of the Confidential Information who does not have a duty of confidentiality to the disclosing Party with respect to such Confidential Information; or (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party; or (d) is independently developed by the receiving Party without reference to the Confidential Information of the disclosing Party. If required, the receiving Party may disclose the Confidential Information of the disclosing Party to comply with applicable laws or regulations (including any securities exchange), to defend or prosecute litigation, to file for patent protection, or to file for regulatory approval to test or market Licensed Products; provided, however, that, (a) where available, the receiving Party takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure and (b) the receiving Party notifies the disclosing Party in advance in writing of any such disclosure to the extent legally possible. 8.2 Publicity. Neither Party may publicly disclose the terms of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may make such a disclosure (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or (b) to any investors, prospective investors, lenders and other potential financing sources who are obligated to keep such information confidential. In the event that such disclosure is required as aforesaid, the disclosing Party shall provide the other Party with written notice beforehand and coordinate with the other Party with respect to the wording and timing of any such disclosure. SECTION 9 REPRESENTATIONS, WARRANTIES AND LIMITATIONS 9.1 BACH represents and warrants that: (a) it Controls the Licensed Patents; (b) it is a corporation organized and existing under the laws of the Commonwealth of Massachusetts and has the power and authority to enter into this Agreement; and

17 [***] = Indicates confidential information omitted from the exhibit. (c) it has the full and unencumbered right, power and authority to enter into this Agreement and to grant the rights granted by BACH to POINT hereunder; (d) it has not received any written notice or claim and is not otherwise aware that the Licensed Know-How and Licensed Materials infringe or misappropriate the proprietary rights of any third party; (e) it has not received any written notice or claim and is not otherwise aware that the Licensed Patents are invalid or unenforceable; (f) it has taken all necessary action to authorize the execution and delivery of this Agreement by its representatives who carried out such execution and delivery, and to authorize the performance of its obligations hereunder; (g) none of the rights granted to POINT hereunder are in conflict with the terms and conditions of the Tufts License; and (h) Exhibit A lists all of the patents and patent applications owned or Controlled by BACH that are necessary to POINT’s evaluation, development and commercialization of FAP- Targeted Radiopharmaceuticals as contemplated by this Agreement. 9.2 Other than as set forth in Section 9.1 above, BACH MAKES NO REPRESENTATIONS AND EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE INTELLECTUAL PROPERTY SUPPLIED BY BACH. 9.3 POINT represents and warrants that: (a) it is a corporation organized and existing under the laws of Delaware and has the power and authority to enter into this Agreement; and (b) it has taken all necessary action to authorize its execution and delivery of this Agreement by its representatives who carried out such execution and delivery, and to authorize the performance of its obligations hereunder. 9.4 Limitation of Liability. Neither Party will be liable to the other party UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) for special, incidental, consequential or punitive damages arising out of OR RELATED TO this Agreement or the exercise of its rights hereunder, including lost profits arising from or relating to any breach of this Agreement, regardless of any notice of such damages, except as a result of a material breach of the confidentiality and non-use obligations in Section 10. Nothing in this Section 9.4 is intended to limit or restrict the indemnification rights of BACH or indemnification obligations of POINT. Notwithstanding the foregoing, BACH’s liability to POINT under this Agreement for any and all claims, losses, damages and expenses shall not exceed the total amounts paid by POINT to BACH under this Agreement.

18 [***] = Indicates confidential information omitted from the exhibit. SECTION 10 EXPIRATION AND TERMINATION 10.1 Expiration. This Agreement is effective as of the Effective Date and unless sooner terminated under this Section 10, will expire upon the cessation of commercialization of the last Licensed Product by POINT, its Affiliates and Sublicensees (the “Term”). 10.2 BACH Termination Rights. BACH may, at its election, either (a) terminate this Agreement, or (b) convert POINT’s exclusive license rights under Section 3.5 above, into non- exclusive rights, upon the occurrence of any one or more of the following events: (a) POINT does not make a payment hereunder and fails to cure such non- payment within [***] days from the date of written notice thereof by BACH; (b) POINT is in material breach of any other material provision of this Agreement and fails to remedy such material breach within [***] days after written notice thereof by BACH; (c) POINT (or an Affiliate as applicable) does not use Commercially Reasonable Efforts pursuant to Section 4.1 or cause its Sublicensee(s) to do so and fails to remedy such material breach within [***] days after written notice thereof by BACH; (d) POINT is found, on more than one examination by BACH or Tufts pursuant to Section 5.9 of this Agreement, to have underreported or underpaid any royalty due under Section 5.5 of this Agreement or Sublicense Income pursuant to Section 5.3 by more than [***] of the total amount payable in each of any [***] Calendar Quarters in the period under examination; (e) POINT ceases to carry on the business related to the subject matter covered by the Licensed Patents directly or through a Sublicensee; (f) POINT becomes insolvent, makes an assignment of a substantial portion of its assets for the benefit of creditors or upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings; provided, however, that in the event of any involuntary bankruptcy or receivership proceeding such right to terminate shall only become effective if POINT consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within [***] days after the filing of such bankruptcy or receivership, effective immediately upon BACH giving written notice to POINT; (g) POINT or any of its Affiliates brings a Challenge against BACH or Tufts, or assists others in bringing a Challenge against BACH or Tufts (except as required under a court order or subpoena), effective immediately upon BACH or Tufts giving written notice to POINT; or (h) To the extent permitted by law, POINT fails to terminate a Sublicense within [***] days after written demand from BACH or Tufts to do so in the case where a Sublicensee brings a Challenge against BACH or Tufts (except as required under a court order or subpoena), effective immediately upon expiration of such time period.

19 [***] = Indicates confidential information omitted from the exhibit. 10.3 POINT’s Termination Rights. POINT may terminate this Agreement in its entirety, or with respect to one or more Licensed Products or Licensed Patents throughout the Territory or in one or more countries, by giving BACH ninety (90) days prior written notice and paying BACH all sums due and payable through the effective date of such termination. 10.4 Consequences of Termination. Upon termination of this Agreement for any reason: (a) the right of POINT and its Affiliates hereunder to make, use, sell or import such Licensed Product(s) or to practice such Licensed Patents in such country(ies) will cease immediately; provided, that, notwithstanding the foregoing, no such termination of this Agreement shall be construed as a termination of any valid Sublicense to any Sublicensee hereunder, and thereafter, upon POINT’s notice to BACH, each such Sublicensee shall be considered a direct licensee of BACH; provided, that, (i) such Sublicensee is then in full compliance with all terms and conditions of its Sublicense, (ii) all accrued payment obligations of POINT to BACH have been paid, and (iii) such Sublicensee agrees in writing to assume all applicable obligations of POINT under this Agreement within [***] days; (b) if POINT or its Affiliates then possess, have started the manufacture of or have accepted binding orders for Licensed Products, POINT and its Affiliates will have the right to sell their inventories, complete the manufacture of and market and sell the finished Licensed Products to the extent necessary to dispose of those inventories and fill those orders, subject at all times, to POINT’s obligation to pay BACH the royalty payments due under Sections 5.5 and to deliver the reports required under Section 5.8 of this Agreement; (c) neither Party will be discharged from any liability or obligation hereunder that arose or became due or payable before the effective date of termination; (d) each Party, and their respective Affiliates, will promptly return or destroy the Confidential Information of the other Party and will deliver a certificate signed by one of its authorized officers that it has done so; and (e) Sections 5.9, 8, 9.2, 9.4, 10.4, 11 and 12 of this Agreement will survive the termination or expiration of this Agreement. SECTION 11 INDEMNIFICATION AND INSURANCE 11.1 POINT agrees, and shall cause its Affiliates and Sublicensees to agree, to indemnify, hold harmless and defend BACH, Tufts and their respective current and former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, Affiliates and agents and their respective successors, heirs and assigns (collectively, the “BACH Indemnitees”), against any liability, damage, loss or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any of them in connection with any third party claims, suits, actions, demands or judgments arising out of, (a) any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) or the development, manufacture, use or sale of any Licensed Products developed, manufactured, used or sold by POINT or any of its Affiliates or Sublicensees and/or the provision of Licensed Processes, (b) the negligence or willful misconduct of POINT, or

20 [***] = Indicates confidential information omitted from the exhibit. (c) POINT’s breach of this Agreement (collectively, “Covered Claims”). POINT will not be responsible for the indemnification or defense of the BACH Indemnitees to the extent a Covered Claim is solely caused by the gross negligence or willful misconduct of any BACH Indemnitees. BACH will notify POINT in writing within [***] days of receipt of any Covered Claim hereunder. The BACH Indemnitees will cooperate with POINT and may, at the option and expense of BACH (or Tufts, as applicable), be represented in such action or proceeding by counsel of their own choosing. POINT agrees not to settle any Covered Claim without the written consent of BACH (or Tufts, as applicable). 11.2 POINT will comply, and will cause its Affiliates and Sublicensees to comply, at all times, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees and consultants of POINT or its Affiliates or Sublicensees, as the case may be, with respect to activities performed under this Agreement. In addition to the foregoing, POINT will maintain, and will cause its Affiliates and Sublicensees to maintain, through insurance (or equivalent self-insurance if approved by BACH (or Tufts, as applicable)): (a) during the term of this Agreement and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to the manufacture, marketing, possession, use, sale or other disposition of any Licensed Products, commercial general liability insurance, including coverage for contractual liability assumed by POINT and coverage for POINT’s independent contractors with per occurrence limits of at least [***] Dollars ($[***]) each and a general aggregate limit of [***] Dollars ($[***]); and (b) commencing immediately prior to the earlier to occur of the following of POINT’s activities pertaining to the Licensed Products: clinical trial, regulatory clearance/approval or First Commercial Sale (as defined in the Tufts License), products/completed operations liability insurance to include clinical trials liability coverage and exclusive of the coverage provided by the commercial general liability insurance policy, with an aggregate limit of at least [***] Dollars ($[***]), both with reputable and financially secure insurance carrier(s) licensed to practice in the Commonwealth of Massachusetts (or pre-approved by BACH (or Tufts, as applicable)) to cover the activities of POINT, its Affiliates and Sublicensees hereunder, as the case may be, as well as the Indemnitees with respect to events covered by Section 11.1 above. Such insurance will include BACH and Tufts as additional insureds and will be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and should be placed with carriers with ratings of at least A VIII or better as rated by A.M. Best. Within [***] days of the Effective Date, POINT will furnish, and will cause its Affiliates and Sublicensees to furnish, to BACH and Tufts a Certificate of Insurance evidencing primary coverage and additional insured requirements. POINT shall provide BACH and Tufts [***] days prior written notice of cancellation, non-renewal or material change. All such insurance will be primary coverage and any insurance obtained by BACH or Tufts in its discretion will be deemed to be excess and noncontributory. 11.3 BACH agrees, and shall cause its Affiliates and Sublicensees to agree, to indemnify, hold harmless and defend POINT and its current and former directors, governing board members, trustees, officers, medical and professional staff, employees, Affiliates and agents and their respective successors, heirs and assigns (collectively, the “POINT Indemnitees”), against any liability, damage, loss or expenses (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any of them in connection with any third party claims, suits, actions, demands or judgments arising out of, (a) the negligence or willful misconduct of BACH, (b) BACH’s breach of this Agreement, or (c) BACH’s breach of a

21 [***] = Indicates confidential information omitted from the exhibit. representation or warranty herein (collectively, “Indemnifiable Claims”). BACH will not be responsible for the indemnification or defense of the POINT Indemnitees to the extent an Indemnifiable Claim is solely caused by the gross negligence or willful misconduct of any POINT Indemnitees. POINT will notify BACH of any Indemnifiable Claim hereunder. The POINT Indemnitees will cooperate with BACH and may, at the option and expense of POINT, be represented in such action or proceeding by counsel of their own choosing. BACH agrees not to settle any Indemnifiable Claim without the written consent of POINT. SECTION 12 MISCELLANEOUS 12.1 Dispute Resolution. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the Parties will try to settle such conflict amicably between themselves by referring the matter to their respective chief executive officers or their designees. If the matter is not resolved with [***] days and subject to the limitation stated in the final sentence of this section, any such conflict which the Parties are unable to resolve promptly will be settled through arbitration conducted in accordance with the rules of JAMS. The demand for arbitration will be filed within a reasonable time after the controversy or claim has arisen and the chief executive officers or their designees have failed to resolve the matter, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statute of limitation. Such arbitration will be held in Boston, Massachusetts. The award through arbitration will be final and binding. Either Party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either Party may, without recourse to arbitration, assert against the other Party a third party claim or cross-claim in any non-collusive action brought by a third party, to which the subject matter of this Agreement may be relevant. 12.2 No Use of Name. Neither Party shall use the other Party’s name or insignia, nor shall POINT, its Affiliates or its Sublicensees use Tufts’ name or insignia in any public advertising, promotional or sales literature without the prior written approval of the other Party; the above notwithstanding, POINT may use both BACH or Tufts names and insignias on non-public business development and investor relations documents (or the like). 12.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party; provided, that, either Party may, without the consent of the other Party, assign this Agreement to a third party that acquires all or substantially all of the business to which this Agreement relates by merger, sale of assets or otherwise. 12.4 Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws rules or principles. Subject to Section 12.1 of this Agreement, any dispute or issue arising hereunder, including any alleged breach by any Party, will be heard, determined and resolved by an action commenced in the state or federal courts in Boston, Massachusetts, which the Parties hereby agree will have proper jurisdiction over the issues and the Parties. BACH and

22 [***] = Indicates confidential information omitted from the exhibit. POINT hereby agree to submit to the jurisdiction of the state or federal courts in Boston, Massachusetts and waive the right to make any objection based on jurisdiction or venue. 12.5 Waiver. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party will not be construed as a waiver of any succeeding breach of the same or any other provision, nor will any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party. 12.6 Notices. Any notice or other communication required or permitted under this Agreement will be properly addressed to the other Party as set forth below and will be (a) hand delivered, (b) mailed, postage prepaid, first class, certified mail, return receipt requested, (c) sent, shipping prepaid, receipt requested via a reputable courier service, or (d) dispatched by facsimile, if promptly confirmed by one of the preceding notice mechanisms. Either Party may change its address to which notices will be sent by giving notice to the other Party in accordance with the terms of this Section 12.6. For notices, communications and payment to POINT: POINT Biopharma Inc. 511 South Orange Avenue, No. 2093, Newark, New Jersey, 07103, USA And 22 St. Clair Ave. East, Suite 1201, Toronto, ON M4T 2S3, Canada Attn: Joe McCann, CEO For notices, communications and invoices to BACH: BACH Biosciences, LLC. 75 Cambridge Parkway, E609 Cambridge, MA 02142 Attn.: William Bachovchin 12.7 No Agency. Nothing herein will be deemed to constitute either Party as the agent or representative of the other Party or both Parties as joint venturers or partners for any purpose. Neither Party will be responsible for the acts or omissions of the other Party and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party. 12.8 Entire Agreement. This Agreement contains the full understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof will be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

23 [***] = Indicates confidential information omitted from the exhibit. 12.9 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions will not be affected, and the rights and obligations of the Parties will be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable. 12.10 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns. 12.11 Headings. This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement. 12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The transmission of an executed counterpart of this Agreement (but not just a signature page) by e-mail (such as in PDF or JPEG) will take effect as the delivery of an executed original counterpart of this Agreement. If that method of delivery is used, each party will provide the other party with the original of the executed counterpart as soon as possible. IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement as of the Effective Date. POINT BIOPHARMA BACH BIOSCIENCE, LLC /s/ Joe McCann /s/ William W. Bachovchin Signature Signature Joe McCann William W. Bachovchin Name Name CEO CEO Title Title April 2, 2020 April 2, 2020 Date Date

24 [***] = Indicates confidential information omitted from the exhibit. Exhibits Exhibit A - Patent Rights Exhibit B – Form of Annual Progress Report Exhibit C – Sponsored Research Agreement 31692196.3